S.B. HOOVER & COMPANY, L.L.P.
                        Certified Public Accountants
                              124 Newman Avenue
                      Harrisonburg, Virginia  22801-4004
                       (540)434-6736  FAX (540)434-3097


                               January 10, 2006

                                                                Exhibit 16




United States Securities and Exchange Commission
100 F Street, NE
Washington, DC   20549-5561

         and

Highlands Bankshares, Inc.
P.O. Box 929
Petersburg, West Virginia   26847

      Re:   Highland Bankshares, Inc. Form 8-K

Ladies and Gentlemen:

            We have read the statements of Highlands Bankshares, Inc. contained in Form 8-K, Item 4.01 Changes in Registrant's Certifying Accountant, and we agree with such statements as they relate to Item 4.01(a) of Form 8-K and all other matters referencing our firm. Further, we consent to the use of this letter as Exhibit 16 to Form 8-K.

                                    Very truly yours,

                                    /s/ WAYNE A. PANKEY
                                    -----------------------------------------
                                    Wayne A. Pankey, C.P.A.
                                    On behalf of the S.B. HOOVER & COMPANY, LLP








Members of the American  Institute of Certified  Public  Accountants and
           Virginia Society of Certified Public Accountants